UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549
__________________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 29, 2015

The Hillman Companies, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-13293	23-2874736
(State or other jurisdiction	(Commission File No.)	(I.R.S. Employer
of incorporation)		Identification No.)

10590 Hamilton Avenue
Cincinnati, Ohio 45231
(Address of principal executive offices)
Registrant’s telephone number, including area code: (513) 851-4900

Not Applicable
(Former name or former address,
if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[   ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 29, 2015, The Hillman Group, Inc. (“Group”) and The Hillman Companies, Inc. (the “Registrant”, and together with Group, “Hillman”) and James P. Waters, the Chief Executive Officer and Director of Hillman, agreed that, after a transition period, Mr. Waters would resign from his positions with Hillman to allow him to spend more time with his family (the “Transition”).

In connection with the Transition, Hillman appointed Doug Cahill, its current nonexecutive chairman, as executive chairman, effective April 29, 2015.  The Company’s senior management team, led by Mr. Cahill and Mr. Waters, will work with Hillman’s Board of Directors to ensure a smooth transition and to continue to execute on Hillman’s existing business strategy.  Hillman’s Board of Directors is actively seeking a qualified replacement for a new Chief Executive Officer.

A copy of the press release announcing Mr. Waters’ resignation is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
99.1	Press Release, dated April 29, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 29, 2015	THE HILLMAN COMPANIES, INC.

	By:	/s/ Jeff Leonard
Jeff Leonard
Executive Vice President of Finance and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press Release, dated as of April 29, 2015